[FONTANELLA AND BABITTS LETTERHEAD]

INDEPENDENT ACCOUNTANTS' CONSENT
--------------------------------



The Board of Directors
Synergy Financial Group, Inc.
Cranford, New Jersey


         We consent to the incorporation by reference in this Registration Statement of Synergy Financial Group, Inc. on Form S-8 of our report dated January 31, 2002, incorporated by reference in the Annual Report on Form 10-KSB of Synergy Financial Group, Inc. for the year ended December 31, 2002.


                                               /s/Fontanella and Babitts
                                               ---------------------------------
                                               Fontanella and Babitts


May 27, 2003